EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 19, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Agilent Technologies, Inc.’s Annual Report on Form 10-K for the year ended October 31, 2008.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 18, 2009